UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 13, 2023

 SANGAMO THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30171	68-0359556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)
7000 Marina Blvd., Brisbane, California 94005
(Address of principal executive offices) (Zip Code)
(510) 970-6000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SGMO	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02 Termination of a Material Definitive Agreement.
Termination of Collaboration and License Agreement with Novartis
On March 13, 2023, Novartis Institutes for BioMedical Research, Inc. (“Novartis”) notified Sangamo Therapeutics, Inc. (“Sangamo”) of its termination for convenience, effective June 11, 2023 (the “Novartis Termination Date”), of the Collaboration and License Agreement (the “Novartis Agreement”) by and between Novartis and Sangamo dated July 27, 2020, pursuant to which Novartis and Sangamo were engaged in programs to research gene regulation therapies to treat three neurodevelopment disorders. Novartis has indicated to Sangamo that the termination relates to a recent strategic review. Sangamo will investigate alternative options to advance the neurodevelopmental disorder programs that were subject to the Novartis Agreement, including potential development internally or with a collaboration partner, dependent on the outcome of a broader strategic review of its pre-clinical pipeline of therapies to treat patients suffering from central nervous system (“CNS”) disorders.
Under the Novartis Agreement, Sangamo granted to Novartis an exclusive, royalty bearing and worldwide license, under its relevant patents and know-how, to develop, manufacture and commercialize certain of its zinc finger protein transcription factors (“ZFP-TFs”), also known as zinc finger transcriptional regulators (“ZF-TRs”), targeted to three undisclosed genes that are associated with neurodevelopmental disorders, including autism spectrum disorder and intellectual disability. Over the three-year collaboration period, which was scheduled to expire under the Novartis Agreement on July 27, 2023 in conjunction with Sangamo’s planned delivery to Novartis of ZFP-TFs for each of the three programs, Sangamo has performed early research activities for each gene target and manufactured the ZPF-TFs required for such research, the costs of which have been fully reimbursed by Novartis. Subject to certain exceptions, Sangamo has been prohibited from developing, manufacturing or commercializing any therapy targeting any of the three genes that were the subject of the collaboration, and this prohibition will terminate as of the Novartis Termination Date.
Under the Novartis Agreement, Novartis paid Sangamo a $75 million upfront license fee and Sangamo was eligible to earn from Novartis up to $720 million in milestone payments as well as tiered high single-digit to sub-teen double-digit royalties on sales of products arising from the collaboration. As of the Novartis Termination Date, the Novartis Agreement will be terminated in its entirety and Sangamo will not be entitled to any milestone payments or royalties from Novartis. In addition, as of the Novartis Termination Date, Novartis will have no further obligations to develop or to reimburse the costs of any of the neurodevelopmental disorder programs under the Novartis Agreement.
Termination of Collaboration and License Agreement with Biogen
On March 17, 2023, Biogen MA, Inc. and its affiliate, Biogen International GmbH (together, “Biogen”) notified Sangamo of its termination for convenience, effective June 15, 2023 (the “Biogen Termination Date”), of the Collaboration and License Agreement (the “Biogen Agreement”) by and between Biogen and Sangamo dated February 26, 2020, pursuant to which Biogen and Sangamo were engaged in programs to research and develop gene regulation therapies to treat neurological diseases. Biogen has indicated to Sangamo that the termination relates to a recent strategic review. Sangamo will investigate alternative options to advance the neurological disease programs that were subject to the Biogen Agreement, including potential development internally or with a collaboration partner, dependent on the outcome of a broader strategic review of its pre-clinical pipeline of therapies to treat patients suffering from central nervous system (“CNS”) disorders.
Under the Biogen Agreement, Sangamo granted to Biogen an exclusive, royalty bearing and worldwide license, under its relevant patents and know-how, to develop, manufacture and commercialize certain zinc finger protein (“ZFP”) and/or AAV-based products directed to up to 12 neurological disease gene targets selected by Biogen. Biogen selected four of these: Sangamo’s ST-501 product candidate to treat tauopathies, Sangamo’s ST-502 product candidate to treat synucleinopathies including Parkinson’s disease, a third product candidate targeting Type 1 Myotonic Dystrophy (DM1), a neuromuscular disease, and a fourth undisclosed neurological disease gene target. For each gene target selected by Biogen, Sangamo performed early research activities, costs for which were shared by the companies, aimed at the development of the combination of proprietary CNS delivery vectors and ZFP-TFs (or potential other ZFP products) targeting therapeutically relevant genes. For three of the four product candidates, Sangamo had achieved predetermined proof of mechanism objectives and had advanced research activities to late-stage preclinical testing with lead candidates. Sangamo’s research activities for all targets were scheduled to conclude no later than April 2027. Subject to certain exceptions, Sangamo has been prohibited from developing, manufacturing or commercializing any therapy directed to the targets selected by Biogen, and this prohibition will terminate as of the Biogen Termination Date.
Upon effectiveness of the Biogen Agreement, Biogen paid Sangamo a $125 million upfront license fee. Concurrently with the execution of the Biogen Agreement, Biogen and Sangamo entered into a stock purchase agreement pursuant to which Biogen purchased 24,420,157 shares of Sangamo’s common stock for an aggregate purchase price of $225 million. Sangamo was eligible to earn from Biogen up to $2.37 billion in milestone payments, assuming selection by Biogen of all 12 collaboration targets allowed under the Biogen Agreement, as well as tiered high single-digit to sub-teen royalties on sales of products arising from the collaboration. As of the Biogen Termination Date, the Biogen Agreement will be terminated in its entirety and Sangamo will not be entitled to any milestone payments or royalties from Biogen. In addition, as of the Biogen Termination Date, Biogen will have no further obligations to develop or to reimburse the costs of any of the neurological disease programs under the Biogen Agreement.
As previously disclosed in Sangamo’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “Form 10-K”), Sangamo believes that its available cash, cash equivalents, and marketable securities will be adequate to fund its operations for at least 12 months from the date of its consolidated financial statements included in the Form 10-K, and does not expect the termination of the Novartis Agreement and Biogen Agreement to impact this estimate.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements regarding Sangamo's current expectations. These forward-looking statements include, without limitation, statements regarding the ability of Sangamo to identify and secure alternative options to advance the programs that were subject to the Novartis Agreement and Biogen Agreement, including its ST-501 and ST-502 product candidates, whether internally or through a potential new collaboration partner; Sangamo’s broader strategic review of its development pipeline of therapies to treat patients suffering from CNS disorders; the adequacy of Sangamo’s cash, cash equivalents and marketable securities to fund its planned operations and the timing thereof; and other statements that are not historical fact. These statements are not guarantees of future performance and are subject to certain risks and uncertainties that are difficult to predict. Sangamo’s actual results may differ materially and adversely from those expressed in these forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, risks and uncertainties related to: the impact of macroeconomic factors, including the effects of the COVID-19 pandemic, the ongoing conflict between Russian and Ukraine, and bank failures on the global business environment, healthcare systems and the business and operations of Sangamo and its collaboration partners; the research and development process; the manufacturing of products and product candidates; the potential for technological developments that obviate technologies used by Sangamo; the potential for Novartis and Biogen to breach their respective Collaboration Agreements; the potential that Sangamo will not be able to identify and secure options or new collaborators for programs that were subject to the Novartis Agreement and Biogen Agreement; the potential for Sangamo to cease development of these programs, whether due to its inability to secure options to bring the program forward or otherwise; Sangamo’s lack of resources to fully develop, obtain regulatory approval for and commercialize its product candidates; Sangamo’s cash position, including the risk that Sangamo’s future viability beyond one year from the date of issuance of its consolidated financial statements included in the Form 10-K is dependent on its ability to raise substantial additional capital to finance its operations; Sangamo’s ability to effectuate plans to address its liquidity needs, including cost-preservation measures, and to continue as a going concern; and Sangamo’s ability to raise additional capital on acceptable terms or at all. These risks and uncertainties are described more fully in Sangamo's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2022. The information contained in this Current Report on Form 8-K is as of March 17, 2022, and Sangamo undertakes no duty to update forward-looking statements contained in this Current Report on Form 8-K except as required by applicable laws.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANGAMO THERAPEUTICS, INC.

Dated: March 17, 2023	By:	/s/ SCOTT B. WILLOUGHBY
	Name:	Scott B. Willoughby
	Title:	Senior Vice President, General Counsel and Corporate Secretary